EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                 CHARMING SHOPPES REPORTS RECORD SECOND QUARTER
        NET INCOME OF $27.7 MILLION, AN INCREASE OF 49% OVER PRIOR YEAR;
                           REAFFIRMS EARNINGS OUTLOOK

Bensalem, PA, August 18, 2004 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus-size apparel, today reported sales and record earnings for the second quarter ended July 31, 2004.

3 Months Ended July 31, 2004
o For the three months ended July 31, 2004, net income increased 49% to $27,738,000 or $0.22 per diluted share.
o For the corresponding period ended August 2, 2003, net income was $18,645,000 or $0.15 per diluted share. Net income for the three month period ended August 2, 2003 included pre-tax expense in the amount of $6,389,000 ($3,904,000 after tax or $0.03 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o Net sales for the three months ended July 31, 2004 increased 1% to $611,737,000, compared to sales of $605,456,000 for the three months ended August 2, 2003. Comparable store sales for the consolidated corporation were flat during the three months ended July 31, 2004.

6 Months Ended July 31, 2004
o For the six months ended July 31, 2004, net income increased 93% to $54,666,000 or $0.43 per diluted share.
o For the corresponding period ended August 2, 2003, net income was $28,334,000 or $0.24 per diluted share. Net income for the six month period ended August 2, 2003 included pre-tax expense in the amount of $10,820,000 ($6,611,000 after tax or $0.05 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o Net sales for the six months ended July 31, 2004 increased 3% to $1,204,475,000, compared to sales of $1,169,742,000 for the six months ended August 2, 2003. Comparable store sales for the consolidated corporation increased 3% for the six months ended July 31, 2004.

Commenting on earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We are pleased to report record earnings for the second quarter. At Lane Bryant, our Spring and early Fall merchandise assortments were well received by the customer, and drove our gross margin expansion for the quarter."

Reaffirmed Outlook for the Fiscal Year ending January 29, 2005

o For the fiscal year ending January 29, 2005, the Company has reaffirmed projections for diluted earnings per share in the range of $0.56 - $0.58. This compares to $0.35 per diluted share for the 12 month period ended January 31, 2004, which included pre-tax expense in the amount of $11,534,000 ($7,340,000 after tax or $0.06 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003. The Company's diluted earnings per share projection for the fiscal year ending January 29, 2005 includes total sales projections of approximately $2.375 billion and comparable store sales for the consolidated corporation of low single digit increases.

Outlook for the Third Quarter ending October 30, 2004

o For the third quarter ending October 30, 2004, the Company projects diluted earnings per share in the range of $0.03 - $0.04. This compares to $0.02 per diluted share earned in the 3 month period ended November 1, 2003. The Company's diluted earnings per share projection for the third quarter includes total sales projections of approximately $550 million and comparable store sales for the consolidated corporation of flat to low single digit increases.

o August comparable store sales are projected to be slightly negative, while the Company's September and October comparable store sales plan includes flat to low single digit increases.


Charming Shoppes, Inc. will host its second quarter fiscal year 2005 earnings conference call today at 9:15 am (EDT). To listen to the conference call, please dial 1-866-814-8476 with the passcode 2594 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-eventDetails. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc. operated 2,232 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). During the six months ended July 31, 2004, the Company opened 19, relocated 22, and closed 14 stores. The Company ended the period with 1,047 Fashion Bug and Fashion Bug Plus stores, 715 Lane Bryant stores, 470 Catherines Plus Sizes stores, and approximately 15,585,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

The Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, store openings and closings, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the cost reduction program, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                           Director of Investor Relations
                           215-638-6955

                             CHARMING SHOPPES, INC.
                                   (Unaudited)


                                                                  2nd Quarter             2nd Quarter
                                                                     Ended                  Ended
                                                          Percent   July 31,    Percent     Aug 2,    Percent
(in thousands, except per share amounts)                  Change      2004    of Sales(b)    2003    of Sales(b)
                                                          ------   --------   -----------  --------  -----------
Net sales ..............................................    1.0%   $611,737      100.0%    $605,456     100.0%
                                                          ------   --------      ------    --------     ------
Cost of goods sold, buying, and occupancy ..............    0.4     430,028       70.3      428,425      70.8
Selling, general, and administrative ...................   (2.6)    133,361       21.8      136,899      22.6
Expenses related to cost reduction initiative (a) ...... (100.0)          0        0.0        6,389       1.1
                                                          ------   --------      ------    --------     ------
Total operating expenses ...............................   (1.5)    563,389       92.1      571,713      94.4
                                                          ------   --------      ------    --------     ------
Income from operations .................................   43.3      48,348        7.9       33,743       5.6

Other income, principally interest .....................  (23.1)        415        0.1          540       0.1
Interest expense .......................................    0.8      (3,880)      (0.6)      (3,849)     (0.6)
                                                          ------   --------      ------    --------     ------
Income before income taxes .............................   47.5      44,883        7.3       30,434       5.0
Income tax provision ...................................   44.8      17,145        2.8       11,838       2.0
                                                          ------   --------      ------    --------     ------
Income before minority interest ........................   49.2      27,738        4.5       18,596       3.1

Minority interest in net loss of consolidated subsidiary (100.0)          0        0.0           49       0.0
                                                          ------   --------      ------    --------     ------
Net income  ............................................   48.8%   $ 27,738        4.5%    $ 18,645       3.1%
                                                          ======   ========      ======    ========     ======

Basic net income per share .............................           $   0.24                $   0.17
Weighted average shares outstanding ....................            115,908                 112,421

Net income per share, assuming dilution ................           $   0.22                $   0.15
Weighted average shares and equivalents outstanding ....            133,003                 128,410

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003.

(b) Results do not add due to rounding.


                                                                  Six Months             Six Months
                                                                     Ended                  Ended
                                                          Percent   July 31,    Percent     Aug 2,    Percent
(in thousands, except per share amounts)                  Change      2004    of Sales(b)    2003    of Sales(b)
                                                          ------   --------   -----------  --------  -----------
Net sales ..............................................    3.0%  $1,204,475     100.0%   $1,169,742    100.0%
                                                          ------  ----------     ------   ----------    ------
Cost of goods sold, buying, and occupancy ..............    0.8      830,415      68.9       823,913     70.4
Selling, general, and administrative ...................    0.0      282,211      23.4       282,164     24.1
Expenses related to cost reduction initiative (a) ...... (100.0)           0       0.0        10,820      0.9
                                                          ------  ----------     ------   ----------    ------
Total operating expenses ...............................   (0.4)   1,112,626      92.4     1,116,897     95.5
                                                          ------  ----------     ------   ----------    ------
Income from operations .................................   73.8       91,849       7.6        52,845      4.5

Other income, principally interest .....................  (16.1)         809       0.1           964      0.1
Interest expense .......................................    1.4       (7,763)     (0.6)       (7,654)    (0.7)
                                                          ------  ----------     ------   ----------    ------
Income before income taxes .............................   83.9       84,895       7.0        46,155      3.9
Income tax provision ...................................   68.4       30,229       2.5        17,954      1.5
                                                          ------  ----------     ------   ----------    ------
Income before minority interest ........................   93.8       54,666       4.5        28,201      2.4

Minority interest in net loss of consolidated subsidiary (100.0)           0       0.0           133      0.0
                                                          ------  ----------     ------   ----------    ------
Net income  ............................................   92.9%  $   54,666       4.5%     $ 28,334      2.4%
                                                          ======  ==========     ======   ==========    ======

Basic net income per share:
Basic net income per share .............................          $     0.48              $     0.25
Weighted average shares outstanding ....................             114,603                 112,391

Net income per share, assuming dilution:
Net income .............................................          $     0.43              $     0.24
Weighted average shares and equivalents outstanding ....             131,693                 128,069

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003.

(b) Results do not add due to rounding.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                          July 31,     January 31,
(Dollars in thousands, except share amounts)                               2004           2004
                                                                           ----           ----
                                                                       (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $   223,856    $   123,781
Available-for-sale securities ......................................        66,438         55,688
Merchandise inventories ............................................       307,244        309,995
Deferred taxes .....................................................        19,820         19,902
Prepayments and other ..............................................        80,304         57,494
                                                                       -----------    -----------
    Total current assets ...........................................       697,662        566,860
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       725,682        705,257
Less accumulated depreciation and amortization .....................       415,626        386,633
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       310,056        318,624
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       170,148        170,478
Goodwill ...........................................................        66,956         66,956
Available-for-sale securities ......................................         5,249         14,521
Other assets .......................................................        31,361         27,440
                                                                       -----------    -----------
Total assets .......................................................   $ 1,281,432    $ 1,164,879
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   163,195    $   135,777
Accrued expenses ...................................................       138,254        138,166
Income taxes payable ...............................................        12,425          1,128
Current portion - long-term debt ...................................        22,828         17,278
Accrued expenses related to cost reduction plan ....................         2,455          2,596
                                                                       -----------    -----------
    Total current liabilities ......................................       339,157        294,945
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................        62,704         62,030
Long-term debt .....................................................       194,177        202,819

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 130,344,247 shares and 125,526,573 shares, respectively        13,034         12,553
Additional paid-in capital .........................................       231,961        201,798
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................        (7,810)        (2,539)
Accumulated other comprehensive loss ...............................           (95)          (365)
Retained earnings ..................................................       532,440        477,774
                                                                       -----------    -----------
    Total stockholders' equity .....................................       685,394        605,085
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,281,432    $ 1,164,879
                                                                       ===========    ===========

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                            Twenty-six Weeks Ended
                                                            ----------------------
                                                            July 31,     August 2,
(In thousands)                                               2004          2003
                                                             ----          ----
Operating activities
Net income ...........................................   $  54,666     $  28,334
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ....................      34,383        39,226
    Deferred income taxes ............................        (877)        2,240
    Loss from disposition of capital assets ..........         422         1,342
    Other, net .......................................         185          (133)
    Changes in operating assets and liabilities:
       Merchandise inventories .......................       2,751       (20,580)
       Accounts payable ..............................      27,418        36,061
       Prepayments and other .........................     (22,810)       (2,873)
       Accrued expenses and other ....................       1,560       (15,286)
       Income taxes payable ..........................      11,297         2,415
       Accrued expenses related to cost reduction plan        (141)        3,678
                                                         ---------     ---------
Net cash provided by operating activities ............     108,854        74,424
                                                         ---------     ---------


Investing activities
Investment in capital assets .........................     (19,397)      (25,914)
Proceeds from sales of available-for-sale securities .      20,494        19,735
Gross purchases of available-for-sale securities .....     (21,907)      (21,507)
Increase in other assets .............................      (3,734)       (3,144)
                                                         ---------     ---------
Net cash used in investing activities ................     (24,544)      (30,830)
                                                         ---------     ---------

Financing activities
Proceeds from short-term borrowings ..................      94,706       111,069
Repayments of short-term borrowings ..................     (94,706)     (111,069)
Proceeds from long-term borrowings ...................          98         1,050
Repayments of long-term borrowings ...................      (8,589)       (7,172)
Proceeds from issuance of common stock ...............      24,256           376
                                                         ---------     ---------
Net cash provided by (used in) financing activities ..      15,765        (5,746)
                                                         ---------     ---------

Increase in cash and cash equivalents ................     100,075        37,848
Cash and cash equivalents, beginning of period .......     123,781       102,026
                                                         ---------     ---------
Cash and cash equivalents, end of period .............   $ 223,856     $ 139,874
                                                         =========     =========

Non-cash financing and investing activities
Equipment acquired through capital leases ............   $   5,399     $   9,210
                                                         =========     =========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.